                                                           Exhibit No. EX-99.h.4

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

April 24, 2006

Delaware Group Limited-Term Government Funds
2005 Market Street
Philadelphia, PA 19103

     Re:   Expense Limitation

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Advisor"),  agrees that in order to improve the performance of the Delaware Limited-Term  Government Fund (the "Fund"), which is a series of the Delaware Group Limited-Term  Government Funds, the Advisor shall waive all or a portion of its investment advisory fees and/or reimburse expenses
(excluding  any Rule 12b-1  plan  expenses,  taxes,  interest,  brokerage  fees, certain insurance costs and extraordinary expenses) in an aggregate amount equal to the amount by which the Fund's total operating expenses  (excluding any 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain  insurance costs and extraordinary  expenses)  exceeds 0.65% for the period May 1, 2006 through April
30, 2007.

     The Advisor  acknowledges  that it (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future, and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

                                        Delaware Management Company, a series of
                                        Delaware Management Business Trust

                                        By: _________________________
                                              Name:
                                              Title:
                                              Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Limited-Term Government Funds

By: _________________________
    Name:
    Title:
    Date: